Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(265,858)
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,334,225
Dividend Income	102,002
Interest Income	50,331
Total Income (Loss)	$3,220,700

Expenses
General Partner Management Fees	$22,240
Professional Fees	17,934
Brokerage Commissions	430
Directors' Fees and insurance	546
License fees	556
Total Expenses	$41,706
Net Income (Loss)	$3,178,994

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/25	$42,228,520
Net Income (Loss)	3,178,994

Net Asset Value End of Month	$45,407,514
Net Asset Value Per Share (1,200,000 Shares)	$37.84

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596